EXHIBIT 10.99

AMENDMENT NO. 9 dated as of March 21, 2006 to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendment 1 through 8 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003, August 4, 2003, October 28, 2004 and March 1, 2005, among Crown Media Holdings, Inc. (the “Borrower”), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as Issuing Bank for the Lenders (the “Agent”) (as the same may be further amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

WHEREAS, the Borrower has requested certain consents, waivers, and amendments to the Credit Agreement, and the Lenders and the Agent have agreed to such consents, waivers, and amendments, all on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.                                            Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

Section 2.                                            Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) as follows:

(A)                              Article 1 is hereby amended by adding the following definitions in the appropriate alphabetic sequence:

“‘Hallmark Purchase’ shall have the meaning given such term in Section 13.3(l) hereof.

‘Purchase Price’ shall have the meaning given such term in Section 13.3(l) hereof.”

(B)                                Section 13.3 of the Credit Agreement is hereby amended to add the following subsection (l) to end thereof:

“(l)                               Notwithstanding anything to the contrary in this Section 13.3, upon five (5) Business Days written notice to the Agent, Hallmark Cards (or its designee) shall have the right to purchase from each of the Lenders its entire interest in the Total Commitments and the Loans and to assume each of the Lender’s obligations under the Credit Agreement (the “Hallmark Purchase”) for an amount equal to the total outstanding principal plus the total accrued, unpaid interest plus all other outstanding Obligations to the Lenders plus all Obligations owing to the Agent and the Issuing Bank plus cash collateral for any outstanding L/C Exposure (the “Purchase Price”). The Hallmark Purchase Price is only exercisable with regard to all of the Lenders at the same time. Such Purchase Price shall be paid directly to the Agent for the benefit of the Agent, the Issuing Bank and each Lender in accordance with such Lender’s Commitment on the date of the Hallmark Purchase. Provided the Hallmark L/C has not expired, during the five (5) day written notice period, the Agent will take no action to foreclose on the Collateral or to demand payment from the Borrower without the consent of Hallmark Cards. The Hallmark Purchase will be treated as if each of the Lenders and Hallmark Cards (or its designee) had signed an Assignment and Acceptance Agreement and neither party shall have any obligation to the other beyond that provided for in the form of Assignment and Acceptance attached hereto as Exhibit H and as soon as practicable thereafter, each of the assigning Lenders will surrender to the Agent the Note or Notes held by it and the Agent will, at the request of Hallmark Cards (or its designee), issue a replacement Note or Notes to Hallmark Cards (or its designee). As soon as practicable subsequent to the payment of the Purchase Price, the Agent shall surrender the Hallmark L/C to Hallmark Cards and Hallmark Cards will designate a successor agent to the Agent as contemplated by Section 12.11 of the Credit Agreement and a successor to the Issuing Bank as contemplated by Section 12.12 of the Credit Agreement. Until such successor Issuing Bank is appointed and assumes the obligations of JPMorgan Chase Bank, N.A., as the existing Issuing Bank, the Borrower shall not be entitled to request that any additional letters of credit be issued on its behalf pursuant to Section 2.4 of the Credit Agreement. Subsequent to the payment of the Purchase Price, each of the assigning Lenders shall have the same rights against the Borrower for continuing indemnification and expense reimbursement as it would have had had it signed an Assignment and Assumption Agreement; and subsequent to its replacement as the Agent and as the Issuing Bank, JPMorgan Chase Bank, N.A. shall have the same continuing claims against the Borrower as it would have had had it resigned and been replaced as the Agent and the Issuing Bank in accordance with the procedures contemplated by Sections 12.11 and 12.12 of the Credit Agreement.

Section 3.                                            Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

(A)                              the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Agent and each Lender;

(B)                                the representations and warranties in Section 4 hereof shall be true on the Effective Date;

(C)                                all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius, counsel for the Agent.

Section 4.                                            Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants that:

(A)                              after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

(B)                                after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

Section 5.                                            Further Assurances. At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent reasonably deems necessary to effect the purposes of this Amendment.

Section 6.                                            Fundamental Documents. This Amendment is designated a Fundamental Document by the Agent.

Section 7.                                            Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”,  “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 8.                                            APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.                                            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 10.                                      Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

Section 11.                                      Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

CROWN MEDIA HOLDINGS, INC.

By	/s/ William J. Aliber
Name: William J. Aliber
Title: EVP/CFO

GUARANTORS:

CM INTERMEDIARY, LLC
CROWN MEDIA DISTRIBUTION, LLC
CROWN MEDIA UNITED STATES, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC
WAYZGOOSE CONCERT SERVICES, B.V.

By	/s/ William J. Aliber
Name: William J. Aliber
Title: EVP/CFO

LENDERS:

JPMORGAN CHASE BANK, N.A. (f/k/a
JPMorgan Chase Bank and as successor by merger
to Bank One, N.A. (Main Office Chicago)),
individually and as Agent and Issuing Bank

By	/s/ Christa L. Thomas
	Name:	Christa L. Thomas
	Title:	Senior Vice President

BANK OF AMERICA, N. A.

By	/s/ Thomas R. Durham
	Name:	Thomas R. Durham
	Title:	Senior Vice President

CREDIT SUISSE FIRST BOSTON

By	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Vice President

By	/s/ Denise Alvarez
	Name:	Denise Alvarez
	Title:	Associate

CITICORP USA, INC.

By	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Frederick W. Laird
	Name:	Frederick W. Laird
	Title:	Managing Director

By	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

ROYAL BANK OF CANADA

By	/s/ Mark Narbey
	Name:	Mark Narbey
	Title:	Authorized Signatory

ABN AMRO BANK N.V.

By	/s/ Ignacio Pineros
	Name:	Ignacio Pineros
	Title:	Vice President

By	/s/ Jorgen M. de Vries
	Name:	Jorgen M. de Vries
	Title:	Assistant Vice President

WESTLB AG, NEW YORK BRANCH (f/k/a
Westdeutsche Landesbank Girozentrale)

By	/s/ Bryan Rolfe
	Name:	Bryan Rolfe
	Title:	Managing Director

By	/s/ Sal Battinelli
	Name:	Sal Battinelli
	Title:	Managing Director

Accepted and Agreed to by the

undersigned as the proposed

optionee pursuant to the provisions of

revised Section 13.3(l) of the aforementioned

Credit Agreement:

HALLMARK CARDS, INCORPORATED

By	/s/ Bruce McKinney
	Name:	Bruce McKinney
	Title:	Treasurer
	Date:	March 22, 2006